UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2005

En Pointe Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28052	75-2467002
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 N. Sepulveda Blvd., 19th Floor, El Segundo, California		90245
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 725-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Management and the Audit Committee of the Board of Directors of the Company concluded on May 12, 2005 that the Company’s consolidated financial statements contained within the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004, should be restated, and that such previously filed financial statements should no longer be relied upon. The Company intends to file amended consolidated financial statements for the aforementioned period prior to, or contemporaneously with, the filing of its Quarterly Report on Form 10-Q for the interim period ended March 31, 2005.

The restatement relates to the pro-forma effect on earnings of stock-based employee compensation expense due to an error in the calculation of the pro-forma effect as previously disclosed in the footnotes to the financial statements for the quarter ended December 31, 2004. There is no impact on the condensed consolidated balance sheet at December 31, 2004 or on the condensed consolidated statements of operations or cash flows for the three months ended December 31, 2004 as a result of this restatement, however, the footnotes will be amended to reflect the change in the pro-forma calculation referred to above. The restatement of the pro-forma effect on earnings from stock-based compensation results primarily from the October 1, 2004 grant of 250,000 stock options to the Company’s Chief Executive Officer and President, Bob Din. The footnote originally filed assumed standard option vesting terms over a four year period. However, Mr. Din’s options contained modified terms, as were previously disclosed in the Company’s Form 10-K filing for the fiscal year ended September 30, 2004 and Current Report on Form 8-K filed November 18, 2004. These terms vested the options in full as of January 1, 2005 but restricted Mr. Din from selling any shares of common stock received upon exercise of the options until October 1, 2006. As a result Management and the Audit Committee of the Board of Directors of the Company concluded that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004, should be restated. The decision to restate the disclosure was discussed with the Company’s independent registered public accounting firm.

Management has determined that the error was the result of a control deficiency with respect to the Company’s procedures in correctly calculating and reporting its stock-based employee compensation expense under SFAS 123, as amended by SFAS 148, and believes that this control deficiency constituted a material weakness as of December 31, 2004. A material weakness is a control deficiency, or a combination of control deficiencies, that results in a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As a result of these corrections, management has recommended, and the Audit Committee has approved, the restatement of the stock-based employee compensation expense disclosure for the quarter ended December 31, 2004 included in Note 2 to its previously issued financial statements contained in its December 31, 2004 10Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En Pointe Technologies, Inc.

May 16, 2005	By:	/s/ Javed Latif

Name: Javed Latif
Title: Chief Financial Officer